10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Growth Fund
Security
Time Warner Telecom
Advisor
EIMCO
Transaction
 Date
3/22/2006
Cost
$203,500
Offering Purchase
1.040%
Broker
Deutsche Bank Securities
Underwriting
Syndicate
Members
Deutsche Bank Securities
Morgan Stanley
JP Morgan
Wachovia Securities


Fund
Small Mid Growth Fund
Security
Chipotle Mexican Grille
Advisor
EIMCO
Transaction
 Date
1/26/2006
Cost
$11,352
Offering Purchase
                              0.14%
Broker
Banc Of America Securities LLC
Underwriting
Syndicate
Members


Fund
Mid Cap Growth Fund
Security
Chipotle Mexican Grille
Advisor
EIMCO
Transaction
 Date
1/26/2006
Cost
$363,418
Offering Purchase
4.61%
Broker
Banc Of America Securities LLC
Underwriting
Syndicate
Members